Exhibit 10.5

KARYOPHARM THERAPEUTICS INC.

Restricted Stock Unit Agreement

(Non-Employee Director)

2022 Equity Incentive Plan

NOTICE OF GRANT

This Restricted Stock Unit Agreement (this “Agreement”) is made as of the Agreement Date between Karyopharm Therapeutics Inc. (the “Company”), a Delaware corporation, and the Participant. Agreement Date and Number

Agreement Date:
Agreement Number:

(a)
Participant Information

Participant:
Participant Address:

(b)
Grant Information

Grant Date:
Number of Restricted Stock Units:

(c)
Vesting Table

Vesting Date:	One year anniversary of the Grant Date

This Agreement includes this Notice of Grant and the following Exhibit, which is expressly incorporated by reference in its entirety herein.

Exhibit A – General Terms and Conditions

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Agreement Date.

By:________________________

Name of Officer: Lori Macomber
Title: Chief Financial Officer
Karyopharm Therapeutics Inc.

I hereby acknowledge that I have read this Agreement, have received and read the Plan, and understand and agree to comply with the terms and conditions of this Agreement and the Plan.

_________________________

Participant Acceptance

Restricted Stock Unit Agreement

(Non-Employee Director)

2022 Equity Incentive Plan

EXHIBIT A

GENERAL TERMS AND CONDITIONS

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.
Award of Restricted Stock Units.

In consideration of services rendered and to be rendered to the Company by the Participant, the Company has granted to the Participant, subject to the terms and conditions set forth in this Agreement and in the Company’s 2022 Equity Incentive Plan, as amended (the “Plan”), an award with respect to the number of restricted stock units (the “RSUs”) set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”). Each RSU represents the right to receive one share of common stock, $0.0001 par value per share, of the Company (the “Common Stock”) following the vesting of the RSUs, subject to the terms and conditions set forth herein.

2.
Vesting.
(a)
The RSUs shall vest in accordance with the Vesting Table set forth in the Notice of Grant (the “Vesting Table”).
(b)
Subject to the RSUs vesting in accordance with Section 2(a), within 60 days following the earlier of (i) the Participant’s “separation from service” (within the meaning of Section 409A (as defined herein) and (ii) a “change in control event” (within the meaning of Section 409A) with respect to the Company, the Company will deliver to the Participant, for each vested RSU, one share of Common Stock.
3.
Forfeiture of Unvested RSUs Upon Cessation of Service.

Subject to the terms of the Company’s Non-Employee Director Compensation Policy, in the event that the Participant ceases to perform services to the Company for any reason or no reason, all of the RSUs that are unvested as of the time of such cessation shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such cessation. The Participant shall have no further rights with respect to the unvested RSUs or any Common Stock that may have been issuable with respect thereto.

4.
Restrictions on Transfer.

The Participant shall not sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any RSUs, or any interest therein. The Company shall not be required to treat as the owner of any RSUs or issue any Common Stock to any transferee to whom such RSUs have been transferred in violation of any of the provisions of this Agreement.

5.
Rights as a Stockholder.

The Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock that may be issuable with respect to the RSUs until the issuance of the shares of Common Stock to the Participant following the vesting of the RSUs.

6.
Provisions of the Plan.

This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

7.
Tax Matters.

The Participant acknowledges that he or she is responsible for obtaining the advice of the Participant’s own tax advisors with respect to the award of RSUs, and the Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the RSUs. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the RSUs. The Participant acknowledges that no election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), is available with respect to RSUs.

8.
Miscellaneous.
(a)
Authority of Compensation Committee. In making any decisions or taking any actions with respect to the matters covered by this Agreement, the Compensation Committee shall have all of the authority and discretion, and shall be subject to all of the protections, provided for in the Plan. All decisions and actions by the Compensation Committee with respect to this Agreement shall be made in the Compensation Committee’s discretion and shall be final and binding on the Participant.
(b)
No Right to Continued Service. The Participant acknowledges and agrees that, notwithstanding the fact that the vesting of the RSUs is contingent upon his or her continued service to the Company, this Agreement does not constitute an express or implied promise of continued service relationship with the Participant or confer upon the Participant any rights with respect to a continued service relationship with the Company.
(c)
Section 409A. The RSUs awarded pursuant to this Agreement are intended to comply with the requirements of Section 409A of the Internal Revenue Code and the Treasury Regulations issued thereunder (“Section 409A”). The delivery of shares of Common Stock on the vesting of the RSUs may not be accelerated or deferred unless permitted or required by Section 409A.

(d)
Participant’s Acknowledgements. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) agrees that in accepting this award, the Participant will be bound by any clawback policy that the Company has in place or may adopt in the future.
(e)
Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws provisions.